UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2026
Verde Clean Fuels, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40743	85-1863331
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
711 Louisiana St, Suite 2160
Houston, TX 77002
(908) 281-6000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	VGAS	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	VGASW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure
On February 6, 2026, Verde Clean Fuels, Inc. (the “Company”) issued a press release announcing the suspension of development of the Permian Basin project which was undertaken pursuant to a joint development agreement entered with Cottonmouth Ventures, LLC, a wholly-owned subsidiary of Diamondback Energy, Inc., in February 2024. The suspension is primarily as a result of changing market conditions driven by increasing demand for natural gas in the Permian Basin.

The information in this Item 7.01, including Exhibit 99.1 attached hereto and incorporated by reference into this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, such information in this Item 7.01, including Exhibit 99.1 attached hereto and incorporated by reference into this Item 7.01, shall not be deemed incorporated by reference into any of the Company’s reports or filings with the SEC, whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing. The information in this Item 7.01, including Exhibit 99.1 attached hereto and incorporated by reference into this Item 7.01, shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.
Item 9.01. Financial Statement and Exhibits.
(d)Exhibits.

Exhibit Number	Description
99.1*	Press Release dated February 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2026	Verde Clean Fuels, Inc.

	By:	/s/ Ernest Miller
		Name:	Ernest Miller
		Title:	Chief Executive Officer
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